Exhibit 1.1

Execution Copy

NEW PLAN EXCEL REALTY TRUST, INC.

(a Maryland corporation)

$125,000,000 5.125% Senior Notes due 2012

$125,000,000 5.250% Senior Notes due 2015

UNDERWRITING AGREEMENT

September 12, 2005

J.P. MORGAN SECURITIES INC.

270 Park Avenue

New York, NY 10017

UBS SECURITIES LLC

677 Washington Boulevard

Stamford, CT 06901

WACHOVIA CAPITAL MARKETS, LLC

301 South College Street

Charlotte, NC 28288

on behalf of the Underwriters listed on Schedule A hereto

Ladies and Gentlemen:

New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement with the Underwriters listed on Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom J.P. Morgan Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly as specified in Schedule A, of the respective principal amount of 5.125% Senior Notes due 2012 (the “2012 Notes”) and 5.250% Senior Notes due 2015 (the “2015 Notes” and together with the 2012 Senior Notes, the “Securities”) set forth opposite the names of the Underwriters listed on Schedule A.  The Securities will be issued as separate series pursuant to an indenture, dated as of January 30, 2004, between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”), including the officers’ certificate to be dated September 19, 2005 relating to the Securities (collectively, the “Indenture”).

The Securities will be issued in book-entry only form to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated January 30, 2004 (the “DTC Agreement”), among the Company, the Trustee and DTC.

Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Prospectus (as defined below) relating to the Securities.

The Company understands that the Underwriters propose to make a bona fide public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-105733) covering the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) (“Rule 424(b)”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement and any amendment thereto, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in each case prior to the execution and delivery of this Agreement, are collectively referred to herein as the “Registration Statement.”  The final prospectus and the prospectus supplement relating to the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with confirming sales of the Securities, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement or the Prospectus or any amendment or supplement to either of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth,” “stated” or “described” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at or prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the execution and delivery of this Agreement.

Section 1.           Representations and Warranties of the Company.

(a)           The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as defined in Section 2(b) hereof), and agrees with each Underwriter, as follows:

(i)            Due Establishment and Qualification.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to hold mortgages, to own and lease real property and to conduct its business as described in the Prospectus; and the Company is duly qualified and is in good standing in each jurisdiction in which its ownership of property or its conduct of business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(ii)           Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly organized and is validly existing as a partnership, corporation, limited liability company or trust in good standing under the laws of its jurisdiction of organization, has all power and authority to hold mortgages, to own and lease and operate property and conduct its business as described in the Prospectus and is duly qualified or registered as a foreign partnership, corporation, limited liability company or trust to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and all of the issued and outstanding equity interests of each Significant Subsidiary have been duly authorized and validly issued and, in the case of corporations, are fully paid and non-assessable, and the interests owned by the Company as disclosed in the Prospectus are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in the organizational documents of such Significant Subsidiaries or in respect of indebtedness of the Company or any of its subsidiaries which are referred to in the Prospectus.

(iii)          Registration Statement and Prospectus.  The Registration Statement, at the time the Registration Statement or any amendment thereto prior to the execution and delivery of this Agreement became effective, complied, and the Prospectus, as of the date hereof and as of the Closing Time, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”); the Registration Statement, at the time the Registration Statement or any amendment thereto prior to the execution and delivery of this Agreement became effective and as of the date hereof did not and does not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof and as of the Closing Time, does not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any

Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

(iv)          Incorporated Documents.  The documents incorporated or deemed incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, did not, and on each date thereafter on which any amendment to the Registration Statement became effective or the Annual Report on Form 10-K was filed by the Company with the Commission did not, and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(v)           Accountants.  The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

(vi)          Financial Statements.  The financial statements of the Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as any financial statements, schedules and notes of any other entity or property included therein, present fairly in all material respects the financial position of the Company and its subsidiaries or such other entity or property, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries or such other entity or property, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with generally accepted accounting principles the information required to be stated therein; the selected financial data and the summary financial information, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; the statistical data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived; and any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(vii)         Authorization of the Securities.  The Securities have been duly authorized by the Company for issuance, offer and sale pursuant to this Agreement, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture and delivered against payment of the consideration therefor as provided herein, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability; the Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(viii)        Authorization of the Indenture.  The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

(ix)           Description of the Securities and the Indenture.  The terms of the Securities and the Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(x)            Authorization of Agreement.  The Company has the requisite power and authority under its articles of incorporation (the “Charter”) and by-laws to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

(xi)           Capitalization.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and nonassessable; and the issuance of such capital stock was not subject to preemptive or other similar rights of any securityholder of the Company.

(xii)          Material Changes, Material Transactions or Distributions.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Company’s common stock, par value $.01 per share (the “Common Stock”), the special cash distribution of $3.00 per share declared on August 10, 2005 and payable on September 27, 2005 to holders of Common Stock of record on August 25, 2005, Common Stock issued pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan, or dividends declared, paid or made in accordance with the terms of any series of preferred stock of the Company (the “Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Stock or Preferred Stock.

(xiii)         No Defaults.  The Company is not in violation of its Charter or its by-laws, and no Significant Subsidiary of the Company is in violation of its charter or by-laws (or similar governing documents), and neither the Company nor any Significant Subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease (other than as disclosed in the Prospectus) or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject where the violation or default would reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Charter or the by-laws of the Company or the charter or by-laws (or similar governing documents) of any Significant Subsidiary of the Company or any law, administrative regulation or administrative or court order or decree applicable to the Company or any Significant Subsidiary.

(xiv)        Regulatory Approvals.  No authorization, approval or consent of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture or in connection with the issuance and sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws (“Blue Sky”).

(xv)         Legal Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company (for purposes of this Agreement, such knowledge shall mean the actual knowledge of either an executive officer or director of the Company) threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which would reasonably be expected to result in any Material Adverse Effect or which would reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries considered as one enterprise or which might adversely affect the consummation of this Agreement or the issuance of the Securities or any transaction contemplated hereby or by the Indenture; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not reasonably expected to result in a Material Adverse Effect.

(xvi)        Contracts.  There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed.

(xvii)       Possession of Licenses and Permits.  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(xviii)      Title to Property.  Each of the Company and its subsidiaries has good and indefeasible title in fee simple to all real property and interests in real property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise; and, except as otherwise described in the Prospectus or as such do not materially and adversely affect the conduct of the business, operations, financial condition or earnings of the Company and its subsidiaries considered as one enterprise, any real property and buildings held under lease by the Company or any of its subsidiaries or leased by the Company or any of its subsidiaries to a third party are held or leased by the Company or any of its subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus (to the extent described therein), enforceable against the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

(xix)         Environmental Laws.  Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has knowledge of (A) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by the Company or any of its subsidiaries, as applicable, or (B) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on, or operation and use of, such properties which presence or occurrence would, in either case, have a Material Adverse Effect; and in connection with the construction on, or operation and use of, the properties owned by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials which failure would have a Material Adverse Effect.

(xx)          Possession of Intellectual Property.  The Company and its respective subsidiaries own or possess, or can acquire on reasonable terms, the trademarks, service marks, trade names, or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of such entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxi)         Internal Revenue Code.  The Company qualifies as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

(xxii)        Related-Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required; and there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(xxiii)       Internal Controls.  The Company and its consolidated subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) acquisition, disposition or other use of assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.

(xxiv)       Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.

(xxv)        Tax Compliance.  Each of the Company and its subsidiaries has filed all federal, state and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, (A) in any case in which such tax, assessment, fine or penalty that is being contested in good faith, or for which an extension has been granted, (B) in any case in which such tax, assessment, fine or penalty is included in reserves in the financial statements of the Company included in the Registration Statement and the Prospectus and (C) in any case in which the failure to so file or pay would not have a Material Adverse Effect.

(xxvi)       Investment Company Act.  The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(xxvii)      No Price Manipulation.  Neither the Company nor any of its subsidiaries, or any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action designed to cause or result under the 1934 Act, or otherwise in, or which has constituted or which reasonably might be expected to constitute, the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii)     No Fiduciary Duty.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering).  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no obligation or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(b)           Any certificate signed by any officer of the Company, on behalf of the Company, and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2.           Sale and Delivery to Underwriters; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the respective prices set forth in Schedule B, the principal amount of each series of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on September 19, 2005 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  J.P. Morgan Securities Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           Denominations; Registration.  The Securities shall be in book-entry only form and shall be represented by global certificates in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time.  The Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (New York City time) on the business day prior to the Closing Time.

Section 3.           Covenants of the Company.   The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly refile such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statement.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will contain the same text as the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with offers and sales of the Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will contain the same text as the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            State Law.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions, including real estate syndication laws, as the Representatives may designate if an exemption from such qualification is not available and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.  The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Representatives may request.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with offers and sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(i)            Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(j)            Notification of Certain Events.  Prior to the Closing Time, the Company will notify the Representatives in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate.

(k)           DTC.  The Company shall use its reasonable best efforts in cooperation with the Underwriters to permit the Securities to be eligible for clearance and settlement through DTC.

(l)            Ratings.  The Company will use its reasonable best efforts to enable Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to provide their respective credit ratings of the Securities.

(m)          No Manipulation of Market for Securities.  Prior to the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus, except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(n)           Lock-Up.  From the date of the Prospectus through the Closing Time, the Company will not, directly or indirectly, (1) offer for sale, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), directly or indirectly, any debt securities issued or guaranteed by the Company which are substantially similar to the Securities or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such debt securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of debt securities or other securities, in cash or otherwise, or (3) publicly disclose an intention to make any such offer, sale, pledge, hedge, swap or other transaction, in each case without the prior written consent of the Representatives.

Section 4.           Payment of Fees and Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and the Prospectus and any amendments or supplements thereto, (ii) the preparation and delivery to the Underwriters of this Agreement, any agreement among Underwriters, the Indenture and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance and delivery of the Securities, including any global certificates, (iii) the preparation, issuance and delivery of the Securities, including any global certificates, (iv) the fees and disbursements of the Company’s counsel, accountants, and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws and real estate syndication laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue sky memorandum (the “Blue Sky Memorandum”) and any amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities, (ix) all fees and expenses incurred in connection with the clearance and settlement of the Securities through DTC and (x) all fees and expenses incurred in connection with the application to obtain CUSIP numbers for the Securities.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(h) or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Company contained in Section 1(a) hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b)           Opinions of Counsel.  (i) At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Hogan & Hartson L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel to the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto (the “Legal Opinion”).

(ii)           At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time (the “Tax Opinion”), of Hogan & Hartson L.L.P., as tax counsel for the Company, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that (i) the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for its taxable years ended December 31, 1999 through December 31, 2004, and the Company’s current organization and proposed method of operation (as described in a representation letter by the Company and in the Prospectus, including the documents incorporated by reference into and made part of the Prospectus) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2005 and thereafter and (ii) the information in the Prospectus under the caption(s) “Material Federal Income Tax Considerations—Introduction”; “—Taxation of the Company as a REIT”; “—Tax Aspects of Our Investments in Partnerships”; “—Tax Aspects of Our Investments in ERT Development Corporation and other Taxable REIT Subsidiaries”; “—Taxation of Holders of Our Securities”; “—Taxation of U.S. Holders of Our Debt Securities”; “—Taxation of Non-U.S. Holders of Our Debt Securities”; “—Taxation of Tax-Exempt Holders”; “—Backup Withholding Tax and Information Reporting”; “—Sunset of Tax Provisions”; “—State and Local Taxes”; and “—Tax Shelter Reporting,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

(iii)          At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, covering those matters requested by the Underwriters.

In giving their opinions, the foregoing counsel may rely (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company and (B) as to the qualification and good standing of the Company or any of its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance reasonably satisfactory to counsel for the Underwriters.  In addition, Sidley Austin Brown & Wood LLP may rely, as to all matters governed by the laws of the State of Maryland, upon the opinion of Hogan & Hartson L.L.P.

(c)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Senior or Executive Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c), stating that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the

Company set forth in Section 1(a) hereof are accurate as though expressly made at and as of the Closing Time, (iii) the Company has performed, complied with or satisfied all conditions on its part to be performed, complied with or satisfied under this Section (other than those conditions expressly waived by the Underwriters) and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officer’s knowledge, are contemplated by the Commission.

(d)           Accountant’s Comfort Letter.  At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect that:

(i)            they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, if any, a reading of the minute books of the Company and its subsidiaries, conducted inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company’s Registration Statement, if any, do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements or (C) at a specified date not more than three business days prior to the date of this Agreement, there has been any change in the capital stock of the Company or increase in the consolidated long term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated net income or consolidated net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(e)           Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Time.

(f)            Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g)           Rating of Securities.  At or prior to the Closing Time, the Securities shall be rated at least Baa2 by Moody’s and BBB by S&P and the Company shall have delivered to the Representatives evidence reasonably satisfactory to the Representatives confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in or withdrawal of any such rating assigned to the Securities or any of the Company’s other debt securities by Moody’s or S&P, and neither Moody’s nor S&P shall have publicly announced that it has under surveillance or review, other than for possible positive implications, its rating of the Securities or any of the Company’s other debt securities.

(h)           Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

Section 6.           Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of the Company, Directors, and Officers.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense of the type described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.           Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason unavailable or is insufficient to hold harmless a party indemnified thereunder, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the issuance and sale of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the issuance and sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the issuance and sale of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it to purchasers exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission in the Prospectus.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A and not joint.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.

Section 8.           Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company on behalf of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any controlling person, and shall survive delivery of the Securities to the Underwriters.

Section 9.           Termination of Agreement.

(a)           The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States, any new outbreak of hostilities or any material escalation of existing hostilities, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which is such as to make it, in the Representatives’ judgment, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any of the Company’s securities has been suspended by the Commission or the New York Stock Exchange (the “NYSE”), or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if any downgrading or withdrawal shall have occurred with respect to the ratings assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or if any such organization shall have publicly announced that it has under surveillance or review, other than for possible positive implications, its rating of the Securities or any of the Company’s other debt securities or (v) if a banking moratorium has been declared by either federal, New York or Maryland authorities.

(b)           If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided further that Sections 4, 6, 7, 8 and 13 hereof shall survive such termination and remain in full force and effect.

Section 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting

Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention:  High Grade Syndicate Desk – 8th Floor (fax no.: 212-834-6081), UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate (fax no.: (203) 719-0495), Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, NC, 28288, Attention: Debt Capital Markets (Fax no.: (704) 383-9165), and notices to the Company shall be directed to it at 420 Lexington Avenue, 7th Floor, New York, New York, 10170, attention of Chief Executive Officer, with a copy to General Counsel (fax no.:  212-869-3989).

Section 12.         Parties.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13.         GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 14.         Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

Section 15.         Effect of Headings.  The Article, Section and Sub-Section headings herein are for convenience only and shall not affect the construction hereof.

*    *    *    *    *

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

NEW PLAN EXCEL REALTY TRUST, INC.

By:	/s/	Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President

Confirmed and Accepted,

as of the date first above written:

J.P. MORGAN SECURITIES INC.

By:	/s/	Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vive President

UBS SECURITIES LLC

By:	/s/	Christopher Forshner
	Name:	Christopher Forshner
	Title:	Managing Director

By:	/s/	Ryan Donovan
	Name:	Ryan Donovan
	Title:	Director

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/	Teresa Hee
	Name:	Teresa Hee
	Title:	Director

For themselves and the other several

Underwriters named on Schedule A hereto

SCHEDULE A

Underwriter	Principal Amount of 2012 Notes	Principal Amount of 2015 Notes

J.P. Morgan Securities Inc.	$37,500,000	$37,500,000
UBS Securities LLC	$32,500,000	$32,500,000
Wachovia Capital Markets, LLC	$32,500,000	$32,500,000
BNY Capital Markets, Inc.	$7,500,000	$7,500,000
PNC Capital Markets Inc.	$7,500,000	$7,500,000
SunTrust Capital Markets, Inc.	$7,500,000	$7,500,000

Total	$125,000,000	$125,000,000

A-1

SCHEDULE B

New Plan Excel Realty Trust, Inc.

2012 Notes

1.             The initial public offering price of the 2012 Notes shall be 99.919% of the aggregate principal amount thereof, plus accrued interest, if any, from September 19, 2005.

2.             The purchase price to be paid by the Underwriters for the 2012 Notes shall be 99.294% of the aggregate principal amount thereof.

3.             The interest rate on the 2012 Notes shall be 5.125% per annum.

4.             The 2012 Notes will mature on September 15, 2012, unless redeemed at the option of the Company at a make-whole redemption price, as described in the Prospectus.

2015 Notes

1.             The initial public offering price of the 2015 Notes shall be 99.372% of the aggregate principal amount thereof, plus accrued interest, if any, from September 19, 2005.

2.             The purchase price to be paid by the Underwriters for the 2015 Notes shall be 98.722% of the aggregate principal amount thereof.

3.             The interest rate on the 2015 Notes shall be 5.250% per annum.

4.             The 2015 Notes will mature on September 15, 2015, unless redeemed at the option of the Company at a make-whole redemption price, as described in the Prospectus.

B-1